Commission File No.: 333-101579
                          Date Filed: January 24, 2003
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                   Form SB-2/A
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               -------------------
                              Montana Mining Corp.
                              --------------------
                 (Name of small business issuer in its charter)

             Nevada                           1040                   87-0643635
             ------                           ----                   ----------
    (State of jurisdiction of     (Primary Standard Industrial (I.R.S. Employer
 incorporation or organization) (Classification Code Number) Identification No.)

 1403 East 900  South,  Salt Lake  City,  Utah 84105  (801)  582-9609

   (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                                  Lavonne Frost

 711 South Carson Street, Suite 1, Carson City, Nevada 89701 (775) 883-5755

            (Name, address and telephone number of agent for service)

Approximate date of public registration of securities: As soon as practicable after this registration statement becomes effective.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________________.

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________________.

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________________.

         If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.[ ]

                                          CALCULATION OF REGISTRATION FEE

  Title of each          Amount of        Dollar Amount to         Proposed             Proposed             Amount of
     class of        securities to be       be registered      maximum offering          maximum          registration fee
 securities to be     registered (1)                          price per share (2)  aggregate offering
    registered                                                                            price
   Common Stock      6,312,900 shares          $88,381              $0.014               $88,381               $22.09
==================  ===================  ===================  ===================  ===================  ====================

(1). The shares to be registered may be offered for sale and sold from time to time subsequent to the date on which this registration statement remains effective, by or for the accounts of the selling security holders.

(2) Estimated solely for purposes of determining the filing fee pursuant to Rule 457(o) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(a), may determine. P

Prospectus dated January 24, 2003



                              MONTANA MINING CORP.
                        6,312,900 shares of common stock



The Offering:

                           Per Share        Total
Offering Price             $    0.014  $    88,381
Proceeds to Montana        $    0.00   $      0.00
Offering Expenses(1)       $    0.002  $    10,000

Montana Mining Corp. is registering all its common shares issued and outstanding at no cost to its shareholders.

(1)Offering Expenses include legal, accounting, printing and related costs incurred in connection with this offering



Montana Mining Corp. is a Nevada
corporation engaged in the business of
mineral exploration. We are registering a total of 6,312,900 shares of common stock for resale on behalf of our shareholders as identified on pages 8 through 12. The shares to be registered constitute 100% of our issued and outstanding stock as of January 24, 2003. We will not receive any of the proceeds from the sale of the shares by the selling shareholders.

No public market for the securities offered currently exists.
This offering represents a registration of our issued and outstanding stock on behalf of the shareholders of Montana Mining Corp. Owning our common stock involves a high degree of risk and the securities offered hereby are highly speculative. SEE "RISK FACTORS" BEGINNING ON PAGE 3 TO READ ABOUT RISKS. You should carefully consider these risks in holding shares of common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Inside front cover page of prospectus

                                               MONTANA MINING CORP.
                                                 TABLE OF CONTENTS

Our Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . .. . . . . . . . . . . . . 2
The Offering. . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . .. . . . . . . . . . . . . 2
.. .  2
Summary of Selected Financial Information ........................................................................3
Risk Factors .....................................................................................................3
         1.  Montana has incurred losses since our inception on December 7, 1999 and expects losses to continue for the foreseeable future..............................................................3
         2.  Montana has a limited operating history with no track record on which to base future projections of success . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         3.  Montana has not generated revenue, and it will need additional capital to conduct its exploration program beyond the initial phases; if it does not obtain enough capital to continue exploration efforts, you could lose all of your investment......................................................4
         4.  Montana's auditors have expressed concern over the company's lack of revenue generating activities . 4
         5.  Montana's president lacks experience or technical training in mineral exploration, which increases the risk that our exploration activities may fail, causing our shareholders to lose their investment5
         6.  Montana's only officer, Mr. Campbell, intends to spend very limited time on operating our business. .5
         7.  Mineral exploration is highly speculative and frequently non-productive..............................5
         8.  Montana has no proven or probable mineral reserves...................................................5
         9.  Montana has the right to explore only one mineral property and our entire success  depends upon economically producing precious metals from the site............................................6
         10. Government regulations might increase our liability or delay our operations..........................6
         11. The market price for gold is highly volatile, which could result in Montana's operations proving economically unfeasible even if it is successful in its exploration efforts........................6
         12. There is no public trading market for Montana stock, so you may be unable to sell your shares, or should a public trading market develop, the market price could decline below the amount you paid
         for            your investment...........................................................................6
         13. Montana's shareholders may face significant restrictions on the sale of their stock due to Federal regulation of penny stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. .  7
Use of Proceeds ..................................................................................................7
Determination of Offering Price ..................................................................................7
Selling Security Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . .. .  8
Plan of Distribution ............................................................................................13
Legal Proceedings ...............................................................................................14
Directors, Executive Officers, Promoters & Control Persons ......................................................14
Security Ownership of Certain Beneficial Owners and Management ..................................................15
Description of Securities .......................................................................................16
Interest of Named Experts and Counsel ...........................................................................17
Disclosure of Commission Position on
         Indemnification for Securities Act Liabilities .........................................................17
Description of Business .........................................................................................18
Description of Property .........................................................................................28
Plan of Operation ...............................................................................................28
Certain Relationships and Related Transactions ..................................................................30
Market of Common Equity and Related
         Stockholder Matters ....................................................................................31
Executive Compensation ..........................................................................................31
Changes in and Disagreements with Accounts
         or Accounting and Financial Disclosure .................................................................32
Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . .  . . .F-1 -F-10

                                       1
                              MONTANA MINING CORP.
Our Business

Montana Mining Corp. (hereinafter referred to as "Montana, we or our"), is a corporation formed under the laws of the state of Nevada on December 7, 1999 as Aswan Investments, Inc. On July 17, 2002 the corporation's name was changed from Aswan Investments, Inc. to Montana Mining Corp. to reflect the decision of management to enter into mineral exploration activities. Our executive offices are located at 1403 East 900 South, Salt Lake City, Utah and our telephone number is (801) 582-9609. Our registered statutory office is located at 711 South Carson Street, Suite 1, Carson City, Nevada 89701.

Montana has acquired an option to explore and identify a gold/silver/lead bulk tonnage prospect located in the vicinity of the city of Helena, Montana known as the Dobler Mine property. The Dobler Mine property has a history of bulk tonnage sampling of precious metals. Based upon information available from prior exploration of the area, we believe that the possibility of exploring and identifying mineralization on the Dobler Mine property exists.

Montana is an exploration-stage company. Montana does not know whether mineralization exists on the Dobler Mine property. Extensive exploration of the Dobler Mine property will be required before we can make an evaluation as to whether a commercially viable mineral deposit exists on the property.

The purpose of this offering is to register all the issued and outstanding shares of our common stock for the benefit of our selling security holders identified on pages 7 through 12. The selling security holders currently own 6,312,900 of our issued shares, constituting 100% of our issued and outstanding stock as of January 24, 2003.

Montana will realize no proceeds as a result of this offering being declared effective. We estimate that offering expenses paid by Montana will total approximately $10,000, including legal, accounting, printing, and related costs.

Montana's securities are not listed on any national exchange or the NASDAQ stock market. Further, Montana cannot provide any assurance that, following the registration of the shares being offered in this registration statement, that any shares registered in this offering can be sold.


                                  THE OFFERING

Securities Offered.                         6,312,900 shares.


Shares of Common Stock Outstanding.   Before offering................ 6,312,900
                                            After offering .......... 6,312,900

                       SUMMARY OF SELECTED FINANCIAL DATA

STATEMENT OF OPERATIONS DATA:

                                                    Three
                                                    months                                    December 7, 1999
                                                     ended              Nine months          (Date of Inception)
                                                   September          ended September                to
                                                   30, 2002              30, 2002            September 30, 2002
                                                ---------------    ---------------------   -----------------------
Revenue
     Net Sales                               $                - $                      - $                       -
     Cost of Sales                                            -                        -                         -
                                                ---------------    ---------------------   -----------------------
Gross Profit                                                  -                        -                         -

      Exploration costs                                  15,000                   15,000                    15,000
     General and Administrative                           2,008                    5,026                    19,932
     Expense
                                                ---------------    ---------------------   -----------------------
Operating Profit (Loss)                                (17,008)                 (20,026)                  (34,932)

     Other Income (Expense)                                   -                        -                         -

Net Loss                                     $         (17,008) $               (20,026) $                (34,932)

                                                ---------------    ---------------------   -----------------------

BALANCE SHEET DATA
                                                                       September 30,          December 31, 2001
                                                                           2002
                                                                   ---------------------   -----------------------
Cash and Cash Equivalents                                                         83,702                        65
Working Capital Equity(Deficit)                                                   74,450                   (5,524)
Total Assets                                                                      83,702                        65
Total Liabilities                                                                  9,252                     5,589
                                                                   ---------------------   -----------------------
     Stockholder Equity (Deficit)                                 $               74,450 $                 (5,524)

                                                                   ---------------------   -----------------------
Income (Loss) Per Common Share
Net Income (Loss) per weighted average common
shares outstanding                                                $0.01                  $                    0.00

                                                                   ---------------------   -----------------------

  Weighted average number of shares outstanding                                1,954,000                 1,300,000



                                                                   ---------------------   -----------------------


                                  RISK FACTORS

1. Montana has incurred losses since our inception on December 7, 1999 and expects losses to continue for the foreseeable future.

Montana has incurred a total loss of $34,932 since inception. Montana is in the very early stages of exploration activities and could fail before ever generating any revenue. Montana will probably incur net losses for the foreseeable future as we will incur significant expenses associated with the exploration of our mineral property. Montana may never operate profitably or provide a return on your investment in the future.

2. Montana has a limited operating history with no track record on which to base future projections of success.

Montana was incorporated in December of 1999 and has just commenced business operations. Montana has only recently acquired its principal operational asset, which is an option to explore potential mining property. Montana has only a limited operating history upon which an evaluation of its future prospects can be made. Montana's ability to achieve and maintain profitability is highly dependent upon a number of factors including:

         o   Our ability to locate profitable mineral properties in the future;

         o   Our ability to generate revenues;

         o   Our ability to control exploration costs.

Montana may not be successful in realizing revenue or achieving positive cash flow in the future, and any such failures could cause it to go out of business, and could cause you to lose all of your investment.

3. Montana has not generated revenue, and it will need additional capital to conduct its exploration program beyond the initial phases; if it does not obtain enough capital to continue exploration efforts, you could lose all of your investment.

Montana has not, to date, generated any revenue from operations. Montana will use approximately $60,000 over the next eighteen months to complete the first two phases of its exploration program. Should the results of our exploration program warrant our exercise of the purchase option on the Dobler Mine property, in order to move to the next stage of our exploration program, and we find ourselves unable to raise additional funds for that purchase, you could lose all of your investment.

Moreover, we will need additional capital to fund the third phase of our exploration program. Although we know the cost of the first and second phases of our exploration program, the ultimate need for capital beyond that available to us cannot be accurately predicted, as the extent of the third phase of exploration is based on results obtained in the first and second phases of exploration.

4. Montana's auditors have expressed concern over the company's lack of revenue generating activities.

Montana's auditors have conveyed a going concern opinion that expresses reservations concerning our lack of revenue generating activities. Jones Simpkins LLP. , has stated that since the company's revenue generating activities are not in place Montana will continue to operate at a loss raising substantial doubt in connection with the company's ability to continue as a going concern. Should Montana not be able to continue as a going concern, we would be forced to discontinue any exploration efforts leaving our shareholders irreparably injured by that action.

5. Montana's president lacks experience or technical training in mineral exploration, which increases the risk that our exploration activities may fail, causing our shareholders to lose their investment.

Montana's president, Mr. Campbell, has only limited experience and no technical training in mineral exploration. This lack of experience may make Montana more vulnerable to certain business risks associated with errors in judgement that could be avoided by trained and experienced management. Mr. Campbell's vulnerability to judgement errors could cause Montana to fail in its exploration efforts which could result in its shareholders losing all of their investment.

6. Montana's only officer, Mr. Campbell, intends to spend very limited time on operating our business.

Mr. Campbell, our only officer, intends to spend approximately ten percent (10%) or five (5) hours a week on the operation of Montana's business. Rather he intends to rely on the exploration efforts of others contracted to execute Montana's business plan in a timely manner. Mr. Campbell's limited time commitment to Montana's operations may have a negative impact on the ultimate success of the company which would in turn generate a poor investment result for Montana's shareholders.

7.  Mineral exploration is highly speculative and frequently non-productive.

Mineral exploration and extraction is highly speculative, frequently nonproductive, and involves many risks, including, without limitation, unforeseen geological formations, cave-ins, environmental concerns and personal injury. Such risks can be considerable and may add unexpected expenditures or delays to our plans. We are in the very early exploration stage. We do not know whether Montana's exploration efforts will be successful or that any potential production will be identified. Moreover, an extended period of time may be needed to explore the Dobler Mine property.

While we believe that the Dobler Mine property could contain minerals, further exploration and mineral assessments may indicate that our property is not sufficiently mineralized. Should the determination be made that further exploration is unfeasible because of insufficient mineralization, Montana may decide to abandon exploration efforts on the property.

An additional factor that will have an impact, is our use of the evaluation work of professional geologists, geophysicists, and engineers for estimates in determining whether to commence or continue exploration work. These estimates generally rely on scientific estimates and economic assumptions, which in some instances may not be correct, and could result in the expenditure of substantial amounts of money on a property before it can be determined whether or not the property contains economically recoverable mineralization. We are not able to determine at present whether or not, or the extent to which, such risks may adversely affect our exploration program. Montana does not know whether its mineral exploration will ultimately be successful or profitable.

8.  Montana has no proven or probable mineral reserves.

Montana has not completed any geological testing that would establish whether proven or probable mineralization exists on the Dobler Mine property. Consequently, we do not yet know whether we can generate revenues or profits from this property. The economic viability of a mineral property cannot be determined until extensive exploration has been conducted. We do not know whether proven or probable ore reserves exist on the Dobler Mine property, or if we will ever realize any revenue from this property.

9. Montana has the right to explore only one mineral property and our entire success depends upon economically producing precious metals from the site.

Montana currently has rights, and for the foreseeable future will have rights, to explore only one mineral property. At the present, our success depends entirely upon our ability to identify and extract minerals from this one property on a profitable basis. This lack of diversification into other industries or mineral properties may make the results of our operations more volatile than they would be if we operated in more than one industry, or owned or controlled additional mineral properties.

10.   Government   regulations  might  increase  our  liability  or  delay  our operations.

Montana's exploration operations will be subject to substantial government regulation, including federal, state and local laws concerning mine safety, land use and environmental protection. We will have to comply with local, state and federal requirements regarding exploration operations, public safety, employee health and safety, use of explosives, air quality, water pollution, noxious odor, noise and dust controls, reclamation, solid waste, hazardous waste and wildlife as well as laws protecting the rights of other property owners and the public. Failure to substantially comply with such regulations could materially increase our liabilities by way of substantial penalties, fees and expenses. These regulations could also significantly delay or completely shut down future operations.

Further, we will have to obtain and comply with local, state and federal permits, including waste discharge requirements, other environmental permits, use permits, plans of operation and other authorizations. Obtaining these permits can be very costly and take significant amounts of time. We do not know whether we can obtain, either in a timely manner or at all, the necessary permits to commence exploration activities. Failure to obtain the requisite permits would disrupt our plan to explore the Dobler Mines property.

11. The market price for gold is highly volatile which could result in Montana's operations proving economically unfeasible even if it is successful in its exploration efforts.

Even if we discover gold, the price of gold will materially affect our financial operations. Following deregulation, the market price for gold has been highly speculative and volatile. The price of gold reached a short-lived high in 1980 of slightly over $800 per once but over the last three years has averaged slightly under $300 per ounce. Volatility in the price of gold may effect the economic feasibility of our operations even if Montana's exploration efforts are successful, given the recent market price for gold.

12. There is no public trading market for Montana stock, so you may be unable to sell your shares, or should a public trading market develop, the market price could decline below the amount you paid for your investment.

There is no public trading market for Montana's common stock, and we cannot represent to you that a market will ever develop. If a public trading market for our stock does not develop, it will be very difficult, if not impossible, for you to resell your shares in a manner that will allow you to recover, or realize a gain on, your investment. Even if a public trading market does develop, the market price could decline below the amount you paid for your investment.

13. Montana's shareholders may face significant restriction on the sale of their stock due to Federal regulation of penny stock.


Montana's stock differs from many stocks, in that it is a "penny stock." The Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." These rules include, but are not limited to, Rules 3a5l-l, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6 and 15g-7 under the Securities and
Exchange Act of 1934, as amended. Because our securities probably constitute "penny stock" within the meaning of the rules, the rules would apply to Montana and its securities. The rules may further affect the ability of owners of Montana's shares to sell their securities in any market that may develop for them. There may be a limited market for penny stocks, due to the regulatory burdens on broker-dealers. The market among dealers may not be active. Investors in penny stock often are unable to sell stock back to the dealer that sold them the stock. The mark-ups or commissions charged by the broker-dealers may be greater than any profit a seller may make. Because of large dealer spreads, investors may be unable to sell the stock immediately back to the dealer at the same price the dealer sold the stock to the investor. In some cases, the stock may fall quickly in value. Investors may be unable to reap any profit from any sale of the stock, if they can sell it at all.

Shareholders should be aware that, according to the Securities and Exchange Commission Release No. 34- 29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. These patterns include:
         - control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

         - manipulation of
         prices through prearranged matching of purchases and sales and false and misleading press releases;

         - "boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

         - excessive and undisclosed bid-ask
         differentials and markups by selling broker-dealers; and

         - the
         wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

                                 USE OF PROCEEDS


All proceeds from the sale of the common shares by the selling security holders will go to the selling security holders who offer and sell their shares. Montana will not receive any proceeds from the sale of the common shares by the selling security holders.

                         DETERMINATION OF OFFERING PRICE

No trading market for the shares offered on behalf of the selling security holders exists as of the date of this offering. Consequently, the aggregate offering price of the shares of $88,381, calculated as $0.014 per share for the 6,312,900 shares to be registered was estimated solely for purposes of determining the filing fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended ("Securities Act"). The offering price should not be regarded as an indicator of any future market value for our securities.

                            SELLING SECURITY HOLDERS

Montana proposes to register 6,312,900 common shares for sale by the selling security holders. The shares to be registered would constitute 100% of our issued and outstanding common shares as of January 24, 2003.

Montana believes that each selling security holder possesses sole voting and investment power with respect to all of the shares of common stock owned by such person, subject to community property laws where applicable.

Based on information provided to us by each selling security holder, the following table shows, as of January 24, 2003:
         The name of the selling security holder;

         Position, or other material relationship with Montana;

         The number of shares owned by the selling security holders, being the number of shares being registered for sale under this registration statement as of January 24, 2003;

         Percentage of shares owned by selling security holders in excess of 1% of issued and outstanding.


Name                          Position or Material          Number of shares              Percentage of shares in
                              Relationship                                                excess of 1%
Jorg Adelt                    None                          100
Holger Balsam                 None                          100
Horst Becker                  None                          100
Manfred Becker                None                          100
Thomas Behr                   None                          100
Klaus Berger                  None                          5,000
Anne Marie Beyer              None                          5,000
Frank Boden                   None                          100
Boris Bolle                   None                          100
Fritz Bosch                   None                          100
Anton Bosnjak                 None                          100
Gerd-Michael Brach            None                          100



                                        8





Name                          Position or Material          Number of shares              Percentage of shares in
                              Relationship                                                excess of 1%
Petra Brachthauser            None                          100
Rainer Brugger                None                          100
Thomas Brustle                None                          100
Monika Buhler &               None                          100
Klaus Buhler
Franz Bruck                   None                          100
Wilfried Burger               None                          100
Werner Burghart               None                          100
Rainer Busch                  None                          100
Ann Campbell                  None                          5,000
Fraser Campbell               None                          5,000
Glencora Campbell             None                          5,000
Hugh Campbell                 None                          5,000
Rowan Campbell                None                          5,000
Ruairidh Campbell             President & Director          600,000                       9.5 %
Scott Campbell                None                          5,000
Sean Campbell                 None                          5,000
Summer Campbell               None                          5,000
Henning J Claassen            None                          100
Valentina Carvalho De         None                          290,000                       4.6 %
Jesus
Erwin Demmelmeier &           None                          100
Alexandra
Demmelmeier
Wolfgang Dengler              None                          100
Carmen Didion                 None                          100
Paul Dirksen                  None                          100
Marina Dohling                None                          100
Theodor Dohmen                None                          100



                                        9





Name                          Position or Material          Number of shares              Percentage of shares in
                              Relationship                                                excess of 1%
Susanne Doise                 None                          290,000                       4.6 %
Shirley-Anne Egan             None                          300,000                       4.7 %
Armin Feller                  None                          100
Dominik Fourne                None                          300,000                       4.7 %
Udo Fourne                    None                          300,000                       4.7 %
Roland Fratzscher             None                          100
Erich Gans                    None                          5,000
Wilhelm Gerbracht             None                          100
Martin Glutting               None                          100
Jutta Grabowski               None                          100
Josef Grobe-Ausber            None                          100
Jaqueline Habel               None                          100
Ed Haidenthaller              None                          5,000
Stefanie Hoffman              None                          100
Hartmut Hohna                 None                          100
Almut Huber-Holtz             None                          5,000
Rosemarie Hubert              None                          5,000
Gerd Jurgensen                None                          100
Frank Kasperek                None                          100
Elfriede Keil &               None                          100
 Heinz Keil
Uwe Kleimann                  None                          100
Rainer Kletke                 None                          100
Peter Kollinger               None                          100
Ulrich Korb                   None                          100
Jaqueline Kozok &             None                          100
Volker Kozok
Ivan Lach                     None                          5,000
Josef Lapka                   None                          100

                                       10






Name                          Position or Material          Number of shares              Percentage of shares in
                              Relationship                                                excess of 1%
Karl-Heinz Leinen             None                          100
Uwe Lewin                     None                          100
Andreas Lorenzen              None                          100
Elske Margraf                 None                          100
Sigrid Meibner                None                          100
Hermann Meissner              None                          100
Hans-Michael Metag            None                          100
Mechthilde Mies &             None                          100
Rudolf Mies
Alexander Mittelsdorf         None                          100
Manfred Molitor               None                          100
Alexander Muller              None                          104,000                       1.6 %
Steffen Munzert               None                          100
Natal Investments             None                          100
Dietmar  Niehoff              None                          100
Sahin Ok                      None                          100
Jason Plows                   None                          100
Jorn Ponitz                   None                          100
Rene Purwin                   None                          100
Heiko Raab                    None                          100
Michael Redford               None                          300,000                       4.7 %
Xaver Reithmeier              None                          100
Martin Rekewitz               None                          100
Frank Richter                 None                          100
Heinz Richter                 None                          100
Helmut Reigermann             None                          100
Harald Rissewyck              None                          100
Maureen Robertson             None                          280,000                       4.4 %

                                       11





Name                          Position or Material          Number of shares              Percentage of shares in
                              Relationship                                                excess of 1%
Robert Robertson              None                          290,000                       4.6 %
Frank Rosenberger             None                          100
Deiter Rosnau                 None                          100
Peter Rudolph                 None                          100
Jurgen Ruhl                   None                          100
Susan Santage                 None                          1,000
Gunter Schafer                None                          100
Lothar Shafer                 None                          100
Ralf Shafer                   None                          100
Bernd Scheunert               None                          100
Guenter Schiedlofsky          None                          5,000
Kevin Schillo                 None                          400
Elmar Schmidt                 None                          5,000
Patrick Schmidt               None                          5,000
Alvaro Carvalho               None                          300,000                       4.7 %
Soares
Denise Carvalho Soares        None                          300,000                       4.7 %
Lea Lima Soares               None                          300,000                       4.7%
Jose Carvalho Soares          None                          300,000                       4.7 %
Janusz Sobolewski             None                          220,000                       3.5 %
Irene Sukiennik               None                          5,000
Roman Sukiennik               None                          5,000
Inge Walla                    None                          260,000                       4.1 %
Ortwin Walla                  None                          280,000                       4.4 %
Gerhard Weidl                 None                          300,000                       4.7 %
Bridgit Zagel                 None                          300,000                       4.7 %
Florian Zagel                 None                          290,000                       4.6 %
Wolfgang Zagel                None                          300,000                       4.7 %

                                       12





                              PLAN OF DISTRIBUTION

Montana proposes to offer the shares of common stock held by the selling security holders, as described in this registration statement on behalf of the selling security holders. The shares of common stock were acquired by the selling security holders either in private placement transactions or in consideration for services rendered to Montana.

We will receive no proceeds from this offering. The selling security holders named in this prospectus may sell some or all of the common stock from time to time. Registration of the common stock does not mean, however, that the common stock will be offered or sold. The selling security holder will act independently of Montana in making any decision with respect to the timing, manner and size of each sale. Montana's offering is made on a "self-underwritten" basis, meaning we will offer the shares through one of our directors, Dr. Stewart Jackson, without an underwriter, and without any selling agents. No commissions or other fees will be paid by Montana, directly or indirectly, to any person or firm in connection with solicitation of sales of the shares by the selling security holders.

Dr. Jackson is not required to register as a broker-dealer pursuant to Section
15 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), in reliance upon his satisfaction of the conditions set forth in Rule 3a4-1 of the Exchange Act that determine whether a person associated with an issuer may participate in the offering of an issuer's securities and not be deemed to be a broker-dealer.

Dr. Jackson satisfies the conditions of Rule 3a4-1 of the Exchange Act as follows:

                  i.       Dr. Jackson is not subject to a statutory disqualification as that term is defined in
                           Section 3(a)(39) of the Exchange Act, at the time of his participation;
                  ii.      Dr. Jackson will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;
                  iii.     Dr. Jackson is not, at the time of his participation, an associated person of a broker-dealer;
                  iv.      Dr. Jackson meets the conditions of Paragraph (a)(4)(ii) or Rule 3a4-1 of the
                           Exchange Act, in that he:
                           (1)      primarily performs, or is intended to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities
                           (2)      is not a broker or dealer, or an associated person or a broker or dealer, within the preceding twelve months
                           (3)      has not participated in selling and offering of securities for any issuer more than once every twelve months.

No public market currently exists for shares of Montana's common stock.

                                       13




Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of our common stock may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. Further, each selling security holder will be subject to the applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including regulation M, which provisions may limited the timing of purchases and sales of shares of our common stock by the selling security holders. We will make copies of this registration statement available to the selling security holders and will inform them of the need for delivery of copies of this registration statement to purchasers at or prior to the time of any sale of the shares.

Montana will file a supplement to this registration statement, if required by Rule 424(b) of the Securities Act upon being notified by a selling security holder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker-dealer. Such supplement will disclose: - the name of each such selling shareholder and the participating broker-dealer, - the number of shares involved, - the price at which such shares were sold, - the commissions paid or discounts or concessions allowed to such broker-dealer, where applicable, - that such broker-dealer did not conduct any investigation to verify the information set out or incorporated by reference in this registration statement, and -other facts material to the transaction.

Montana will bear all costs, expenses and fees in connection with this registration of common stock. The selling security holders will bear all commissions, discounts, if any, attributable to the sales of the common stock.
The selling security holders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of common stock against certain liabilities, including liabilities arising under the Securities Act.

                                LEGAL PROCEEDINGS

Montana is not a party to any pending legal proceeding or litigation and the Dobler Mines property is not the subject of a pending legal proceeding. Further, our officers and directors know of no legal proceedings against us or our property contemplated by any governmental authority.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name, age and position of each director and executive officer of Montana:

         Name                       Age              Position
         Ruairidh Campbell          39               President, Secretary, Chief Financial Officer, Director
         Dr. Stewart Jackson        61               Director

                                       14




Ruairidh Campbell
On December 10, 1999, Mr. Campbell was elected as an officer and director of Montana. He estimates that he will spend approximately 10 percent of his time, approximately 5 hours per week, on Montana's business during the next 12 months.
He also has significant responsibilities with other companies, as detailed in the following paragraph. He will serve until the first annual meeting of Montana's shareholders and his successor is elected and qualified. Thereafter, directors will be elected for one-year terms at the annual shareholders meeting.
Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement.
Mr. Campbell graduated from the University of Texas at Austin with a Bachelor of Arts in History and then from the University of Utah College of Law with a Juris
Doctorate with an emphasis in corporate law, including securities and taxation.
Over the past five years he has been an officer and director of several public companies: InvestNet, Inc. a mineral resource exploration company from February
2000 to present (president, chief financial officer, director), Allied Resources
Inc., an oil and gas development company from 1998 to present (president, chief financial officer, director), NovaMed, Inc. a manufacturer of medical devices from 1995 to present (president, chief financial officer, director), Secured
Data, Inc. (formally known as EnterNet, Inc.) a data collection company from February 2000 to July 2001 (president, chief financial officer, director) and Canadian Metals Exploration Ltd. a mineral resource development company from 1995 to May 2001 (president, chief financial officer, director).

Dr. Stewart Jackson
On September 2, 2002, Dr. Jackson was appointed as a director of Montana. He will serve until the first annual meeting of Montana's shareholders and his successor is elected and qualified. Dr. Jackson graduated from the University of Western Ontario with a Bachelor of Science in Geology, obtained a Master of Science degree from the University of Toronto in Stratigraphy and Mineral
Deposits and earned a Ph.D. in Stratigraphy and Economic Geology from the University of Alberta. He is actively involved in the exploration and development of both base and precious metal deposits in a wide range of environments for both large and small companies. Over the past five years he has been an officer and director of several public companies: Monument Resources, Inc. an oil and gas development company from 1998 to present (director), Little
Squaw Gold Mining, Co. a mineral resource exploration company from 1990 to present (vice-president, director), Iconet, Inc. a mineral resource exploration company from 2001 to present (director), Continental Precious Minerals, Ltd. a mineral resource exploration company from 1989 to present (director), Canadian
Metals Exploration Ltd. a mineral resource exploration company from 1997 to present (president, director), World Ventures, Inc. a mineral resource exploration company from 1992 to present (vice-president, director), Starfire
Minerals Ltd. a mineral resource exploration company from 1997 to present
(director), Inspiration Mining Ltd. a mineral resource exploration company from 2002 to present (president and director), Allied Resources, Inc. an oil and gas development company from 1998 to present (director) and InvestNet, Inc. a mineral exploration company from 2000 to 2002 (director).


               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                   MANAGEMENT

The following table sets forth, as of January 24, 2003, Montana's outstanding common stock owned of record or beneficially by each executive officer and director and by each person who owned of record, or was known by Montana to own beneficially, more than 5% of its common stock, and the shareholdings of all executive officers and directors as a group. Each person has sole voting and investment power with respect to the shares shown.

                                       15






    Title of Class               Name and Address                 Nature of               Amount of            Percent Of
                                                                  Ownership               Ownership               Class
     Common Stock                Ruairidh Campbell                President,               600,000                9.5%
     ($0.001 par                3310 Werner Avenue             Chief Financial
        value)                  Austin, Texas 77822              Officer, and
                                                                   Director
     Common Stock               Dr. Stewart Jackson                Director                   0                   0.0%
     ($0.001 par                6025 So. Eaton Lane
        value)               Littleton, Colorado 80123
                            All Executive Officers and                                     600,000                9.5%
                               Directors as a Group

                            DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary of the material terms of our capital stock. This summary is subject to and qualified in its entirety by Montana's articles of incorporation and bylaws, and by the applicable provisions of Nevada law.

The authorized capital stock of Montana consists of 50,000,000 shares:
45,000,000 shares of common stock having a par value of $0.001 per share, of which 6,312,900 are issued and outstanding, and 5,000,000 shares of preferred stock having a par value of $0.001 per share, of which no shares are issued and outstanding. The preferred stock has only been authorized in the articles of incorporation, which allows the board of directors to designate the dividend, voting, conversion and liquidation rights or preferences of any class of preferred stock. However, the board of directors has never designated any class or series of preferred stock, nor has it ever set forth any description or designation of the rights or preferences of the preferred stock. The articles of incorporation do not permit cumulative voting for the election of directors, and shareholders do not have any preemptive or subscription rights to purchase shares in any future issuance of Montana's common stock. There are no options, warrants or other instruments convertible into shares outstanding.

The holders of shares of common stock of Montana do not have cumulative voting rights in connection with the election of the board of directors, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of Montana's directors. Each holder of common stock is entitled to one vote for each share owned of record on all matters voted for by security holders.

The holders of shares of common stock are entitled to dividends, out of funds legally available therefor, when and as declared by the board of directors. The board of directors has never declared a dividend and does not anticipate declaring a dividend in the future. In the event of liquidation, dissolution or winding up of the affairs of our business, shareholders are entitled to receive, ratably, the net assets of Montana after payment of all creditors.

                                       16




All of the issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable. To the extent that additional shares of Montana's common stock are issued, the relative interests of existing shareholders may be diluted.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel whose services were used in the preparation of this Form
SB-2 was hired on a contingent basis or will receive a direct or indirect interest in Montana.

Legal Matters

The validity of the shares of common stock offered hereby will be passed upon for Montana by Gerald Einhorn, Esq.

Experts

The audited financial statements of Montana as of December 31, 2000 and December
31, 2001, prepared by Jones Simkins LLP., Certified Public Accountants, our independent auditors, as stated in their reports appearing herein and the unaudited financial statement as of September 30, 2002 prepared by Montana and reviewed by Jones Simkins LLP. have been included in this registration statement in reliance upon the reports and review of Jones Simkins LLP. given their authority as experts in accounting and auditing.

            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

Montana's articles of incorporation provide that it will indemnify its officers and directors to the full extent permitted by Nevada state law. Montana's bylaws provide that it will indemnify and hold harmless each person who was, is or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was a director or officer of Montana or is or was serving at the request of Montana as a director, officer, partner, trustee, employee, or agent of another entity, against all losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission ("Commission") such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification is asserted by such director, officer or controlling person, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue, unless the indemnification claim is for expenses incurred by one of the registrant's directors, officers or controlling persons in the successful defense of any action, suit or proceeding.

                                      17




                             DESCRIPTION OF BUSINESS
General

Montana was incorporated under the laws of the state of Nevada on December 7, 1999, and is in its early exploration stage. Montana is engaged in efforts to identify precious metals. To date, Montana's only activities have been organizational, directed at acquiring its operational asset, raising its initial capital and clarifying its business plan. Montana's operational asset consists of an option to explore a certain tract of land located in the vicinity of Helena, Montana, known as the Dobler Mine property. The Dobler Mine property is a gold/silver/lead bulk tonnage prospect with a local history of precious metals recovery. Montana has not commenced commercial operations and has no full time employees.

Option Agreement

On July 19, 2002, Montana entered into an option purchase agreement with
Monument Resources, Inc. The option purchase agreement grants to Montana the exclusive right to acquire a 100% fee simple interest in the Dobler Mine property and mineral rights on surrounding property subject to a net smelter royalty of 3% in consideration of certain option payments, expenditures and a purchase payment to be satisfied over the next two years. Montana satisfied the initial option payment of $15,000 on September 1, 2002. Montana must make an additional option payment by a certain date in order to maintain the option, incur a determined amount of exploration expenses and satisfy a purchase payment to acquire the Dobler Mine property. The option payments, the determined amount of exploration expenses with the respective performance dates and the purchase payment are as follows:
         Option Payments                    Amount            Due Date
         ---------------                    ------            --------
         First Option                       $15,000           September 1, 2002
         Second Option                      $5,000            September 1, 2003

         Exploration Expenditures           Amount            Due Date
         ------------------------           ------            --------
         Initial Exploration                $30,000           September 1, 2003
         Secondary Exploration              $30,000           September 1, 2004

         Purchase Payment                   Amount            Due Date
         ----------------                   ------            --------
         Purchase Payment                   $200,000          September 1, 2004

Should Montana's exploration expenditures in any given period exceed that minimum amount required by the option purchase agreement, then that amount in excess is to be credited to the following periods. Montana is to manage all exploration work to be carried out on the Dobler Mine property.

                              DOBLER MINE PROPERTY

 THE DOBLER MINE PROPERTY IS WITHOUT KNOWN RESERVES, AND THE PROPOSED PROGRAM IS
EXPLORATORY IN NATURE.

                                       18





PHYSICAL LOCATION

The Dobler Mine property is located approximately 12 miles east of Helena, Montana, in Broadwater county. Access is available from Helena by following U.S.
Highway 287 and then turning south along a dirt road for approximately 0.7 of a mile. A major rail line parallels the highway. Other nearby infrastructure includes a high voltage cross-country transmission line and a natural gas pipeline.

The following map shows the location of, and shows directions to the Dobler Mine property east of Helena, Montana.

























                                       19





















                                                      Insert
                                                Map of Dobler Mine





















                                                        20











PROPERTY TITLE

The Dobler Mine property is located in Sections 7 and 18, T. 9 N. R. 1 W, Broadwater County, Montana.

Fee Simple Surface and Mineral Rights:

                  SW/4, SE/4; and SE/4, SW/4, Section 7, T. 9 N. R. 1 W.
                  (approximately 80 acres)

Fee Simple Mineral Rights Only:

                  SW/4, SW/4, Section 7, T. 9 N., R. 1 W.
                  NW/4; and W/2, NE/4, Section 18, T. 9 N., R. 1 W.
                  (approximately 280 acres)

HISTORICAL BACKGROUND

Mineralization on the Dobler Mine property was discovered in 1910 as an outcrop, overlain by a limonite gossan, in a stream cut. Three periods of mining have taken place on the Dobler Mine property; 1911- 1915, 1932 and 1935. A total of approximately 1,000 tons of ore is estimated to have been bulk sampled, with an average grade of 0.89 ounces/ton of gold, 4.1 ounces/ton of silver and 8.5% lead1.

Previous exploration work on the Dobler Mine property consisted primarily of geological mapping and geochemical sampling, with a very limited amount of geophysics and drilling.

GEOLOGY

Mineralization of the Dobler Mine is conformable to the bedding planes of the stratigraphic units and may be present along a bedding-plane shear or low-angle fault. Faulting may have resulted in favorable ground preparation, including the development of clay gouge, shearing, brecciation and thickening/thinning of the fault plane. Mineralization occurs within the lower part of the Pennsylvanian
Quadrant formation, a quartzite, as replacement of minor carbonate units. The mineralized horizon appears to have been clay-rich and 1-2 feet thick, enclosed by more than four feet of lower grade mineralization in the surrounding wall rock. Oxidized mineralization is present within the upper mine workings, with sulfides in the lower workings.

 1Production figures and sample results provided by Joseph R. Anzman, Registered Geophysicist

                                       21




Mineralized solutions are thought to have come into the property along a system of high-angle faults, thrust faults and bedding-plane faults. Mineralization was concentrated when these solutions encountered reactive carbonate rock, as in the lower part of the Quadrant formation. Where the wall rock was less reactive, as along the high-angle structures in the Quadrant quartzite, deposition of lesser amounts of pyrite and gold occurred.

On the property, regional strike of the bedding is about N.80(degree) E. with dips of 20(degree) -30(degree) to the south- southeast, including the mineralized zone of the Dobler Mine. Stratigraphy is cut by northerly-trending high-angle faults, joints and fractures.

Limonite gossans are exposed and small workings are present west of the Dobler
Mine along the strike of the bedding. The presence of the gossans suggests that mineralized carbonate replacement bodies could be present.

GEOCHEMISTRY, GEOPHYSICS, DRILLING

Previous geochemical work consisted of both rock chip and soil sampling. The available data shows anomalous gold values over a widespread area. Some examples of the rock chip gold anomalies are:

         0.06 ppm - 2,300 feet southwest of the Dobler Mine,
         0.38 ppm - 2,000 feet southwest,
         0.055 ppm - 3,300 feet south-southwest
         0.025 ppm - 1,600 feet south-southeast

Anomalous gold geochemical results are present within the Quadrant formation topographically and stratigraphically above the mineralized horizon at the Dobler Mine

Geophysical works consists of a single induced polarization/resistivity line.
The line is located on the south-facing slope below the Dobler Mine and is essentially parallel to the N. 80(degree) bedding. A number of possible anomalies are present and require further follow up.

Four reverse circulation holes have been drilled. Three of the holes were in the Dobler Mine area and were intended to test for extensions of known mineralization on the main ore horizon and for evidence of open- pittable low-grade mineralization between the main ore horizon and the topographic surface. One example in hole D-1 assayed an average of 0.066 ounces/ton gold from 160-165 feet. The fourth drill hole was located approximately 2,000 feet southwest of the Dobler Mine. The only significant gold value came from the first five feet of the hole.


                                       22






Exploration Program

Previous exploration work at the Dobler Mine, although limited, has shown the property to be a valid exploration target for the presence of an economic bulk tonnage gold/silver/lead deposit. Additional and more detailed exploration work needs to be done in order to gain a better understanding of geologic conditions, and to locate favorable areas to be tested by drilling.

Montana intends to embark on a three phase exploration program to discover whether mineralized material exists on the Dobler Mine property. Should our exploration program determine that enough mineralized material exists to warrant further study and testing, Montana will need to pursue a fourth phase of exploration that will be devoted to engineering feasibility studies designed to determine whether the mineralized material exists in sufficient quantity and grade to indicate a commercial-viable mineral deposit.

The following information sets forth the order in which we intend to carry out the exploration program.

Phase 1 - Geology and Geochemistry                            Total Estimated Budget $30,000
-------

The work to be conducted in Phase 1 will be completed during the 2003 field season.

Initial exploration work will consist of geological mapping and geochemical sampling, to be carried out concurrently by a two-person crew consisting of an experienced field-mapping geologist and an assistant. Ground control for location of the points of geologic observation and geochemical sample sites will be obtained by use of a topographic map, compass and tape.

Mapping and sampling will start on the Quadrant formation. Outcrop mapping will be accomplished with particular attention given to locating any steeply-dipping, northerly-trending fractures, joints, shears or faults that may be present. The location of any carbonate units, probably thin bedded, will be noted. Rock chip samples will be obtained from all these geological features. Chip samples will also be taken from other locations on the outcrops. Soil samples will be taken from the covered areas between outcrops. An adequate number of rock-chip and soil samples will be obtained so as to provide sufficient coverage of the total area encompassing the Quadrant formation. All samples will be sent to a laboratory for determination of the amounts of gold, silver and lead that are present.

The next step in this phase of the exploration program will be to geologically map and geochemically sample the area within the property boundary south of the Quadrant formation. This mapping/sampling work will be carried out using the same parameters as those used within the Quadrant formation.

                                       23










Phase 1 Estimated Costs

         Geologist:                 $450/day
         Assistant:                 $150/day
         Food/lodging:              $140/day
                  TOTAL    $740/day

         Field Work, 20 days @ $740/day:                      $14,800
         100 rock chip samples @$25:                           $2,500
         400 soil samples @ $20                                $8,000
         Vehicle, supplies, etc. @ $100/day                    $2,000
         Contingency (9%)                                      $2,700
                                                               ------
                                    TOTAL                     $30,000


Phase 2 - Geophysics                                 Total Estimated Budget $30,000
-------

The work proposed in Phase 2 will be completed during the 2004 field season.

Exploration work will consist of geophysical surveying using the induced polarization/resistivity method. This is an electrical technique in which current is passed through the ground and measurements are made of the resistivity and the induced polarization effect.

Resistivity values are a measure of the passage of electric current flow through the geologic conditions and materials that are present in the ground, and are useful, therefore, in helping to gain an understanding of the subsurface geology.

Electric current flow through the ground is impeded by the presence of sulfide minerals. This phenomenon is measured as the induced polarization effect.

The induced polarization/resistivity method was chosen because of the geologic observation at the Dobler Mine property that the sulfide material, pyrite, was spatially associated with gold. The use of this geophysical technique will be primarily to detect and locate induced polarization anomalies due to the pyrite.

The single induced polarization/resistivity line that has been surveyed on the property outlined a number of possible anomalies. Additional work will be done over the entire property to locate anomalous responses. This survey work will begin in the north over the Quadrant formation and will proceed to the south.

                                       24




The geophysical work will be completed by a contract crew. A consulting geophysicist will supervise the field crew and provide data interpretation on a daily basis and survey modifications as necessary.
Phase 2 Estimated Costs

         Contract crew:             $2,000/day
         Consultant:                $450/day
         Food/lodging:              $70/day
                  TOTAL             $2,520/day

         (Cost for contract crew includes food and lodging)

         Field work, 10 days @ $2,520/day:           $25,200
         Vehicle, supplies, etc. @$100/day:          $1,000
         Contingency (13%)                           $3,800
                                                     ------
                  TOTAL                              $30,000

Phase 3

Any work to be done in Phase 3 will be carried out during the 2005 field season.

The Phase 3 program will ultimately depend on the results of Phase 1 and Phase
2, which were surface exploration programs. Positive results from Phase 1/Phase
2 will instigate planning and formulation of Phase 3, a drilling program for subsurface exploration. The direct goal of Phase 3 will be the delineation of a bulk tonnage gold/silver/lead deposit that can be profitably mined.

Some of the details to be determined for Phase 3 will include, but not be limited to, location of drill holes, number of holes, angle or vertical holes and drilling method: reverse circulation or diamond drilling. A laboratory will be chosen to assay drill samples for gold, silver and lead.

Estimated costs for Phase 3 will be determined at that time.

Market

Precious metals have two main categories of use, product fabrication and bullion investment. Fabricated precious metals have a wide variety of end uses, including industrial and technology uses. Purchasers of official coins and high-karat jewelry, frequently are motivated by investment considerations, so that net private bullion purchases alone do not necessarily represent the total investment activity in precious metals.


                                       25





The potential profitability of Montana's prospective business is significantly affected by changes in the market price of precious metals. The market prices of precious metals can fluctuate widely and are affected by numerous factors beyond
Montana's control, including industrial and jewelry demand, expectations with respect to the rate of inflation, the strength of the U.S. dollar and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events, and production and cost levels in major mineral producing regions. Further, the prices of precious metals sometimes are subject to rapid short term changes because of the speculative activities. The current demand for and supply of precious metals affect precious metals prices, but not necessarily in the same manner as current supply and demand affect the prices of other commodities. The supply of precious metals consists of a combination of new mine production and existing stocks of bullion and fabricated precious metals held by governments, public and private individuals. As the amounts produced in any single year constitute a very small portion of the total potential supply of precious metals, normal variations in current production do not necessarily have a significant impact on the supply of precious metals or on their prices. The result being that markets for precious metals generally are characterized by volatile prices.

Competition

The mining industry is fragmented and very competitive. A high degree of competition exists to obtain favorable mining properties and suitable mining prospects for drilling, exploration and mining operations. Montana will encounter significant competition from companies presently engaged in the mining industry. Generally, all of these competitive companies are substantially larger than Montana and have substantially greater resources and operating histories.
For example, major gold mining competitors include publicly traded companies such as Barrick Gold Corporation with a current market capitalization of approximately $5 billion, and Newmont Mining with a current market capitalization of approximately $2 billion, as well as Anglogold Ltd., Placer
Dome, Freeport-McMoran, Gold Fields Ltd., Homestake Mining, Pioneer Group, and
Stillwater Mining, all of which have public market capitalizations of approximately $1 billion or more. Accordingly, there can be no assurance that Montana will be successful in competing with existing and emerging companies in the mining industry.

Our competitive position in this market is that of a new, extremely small newcomer. Our plan to compete in this industry is based on our exclusive option to explore and remove gold from our property, which prevents our competitors from exploring or removing gold from it. Readily available gold markets exist in the United States and around the world where we will be able to sell any gold we recover.

Government Regulation and Environmental Concerns

Montana's  exploration  operations  will be subject to  substantial  government regulation,  including  federal,  state and local laws  concerning  land use and environmental  protection.  Legislation and implementing  regulations adopted or proposed by the United States  Environmental  Protection  Agency,  the Bureau of
Land  Management  and  comparable   agencies  in  various  states  directly  and
indirectly affect the exploration  efforts in the United States.  These laws and
regulations  address  potential   contamination  of  air,  soil  and  water.  In
particular,  legislation  such as the Federal Water  Pollution  Control Act, the
Comprehensive  Environmental  Response and the  Compensation  and  Liability Act
impose effluent  standards,  new source performance  standards,  air quality and emission  standards,  waste disposal  requirements and other  requirements  with respect to exploration operations.

                                       26




Montana generally will be required to mitigate long term environmental impacts by stabilizing, contouring, reshaping and revegetating various portions of a site once exploration is completed. Montana plans to reclaim land concurrently with exploration efforts. Montana believes that reclamation expenses will not be material. Compliance with the foregoing laws and regulations can increase the costs associated with exploration activities. It is possible that the costs and delays associated with compliance to such laws and regulations could become such that Montana would be unable to proceed with its exploration efforts.

Although Montana believes that its prospective exploration activities will be conducted in compliance with all present health, safety and environmental rules and regulations, there is always some uncertainty associated with such due to the complexity and application of such rules and regulations. Montana does not anticipate that compliance with existing environmental laws and regulations will have a material impact on its prospective earnings in the foreseeable future, however possible future health, safety and environmental legislation, regulations and actions could cause additional expense, capital expenditures, restrictions and delays in Montana's activities to an extent that cannot be predicted.

Employees

Montana is an exploration stage company and currently has no employees. Montana is currently managed by Ruairidh Campbell, its sole officer and a director.
Montana looks to Mr. Campbell for his entrepreneurial skills and talents.
Management plans to use consultants, attorneys and accountants as necessary and does not plan to engage any full-time employees in the near future. Montana will hire field geologists to implement the initial exploration on a consulting basis. When the decision is made to hire full time employees, a portion of any employee compensation likely would include the right to acquire stock in Montana, which would dilute the ownership interest of holders of existing shares of its common stock.

Available Information and Reports to Securities Holders

We have filed with the Commission this registration statement on Form SB-2 with respect to the common stock offered to be registered. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For further information with respect to Montana and its common stock, see the registration statement and the exhibits and schedules thereto. Montana is a reporting company and files all reports and other information as required under the Exchange Act with the Commission. The public may read and copy, at certain prescribed rates, such material at the Public Reference Room at 450 Fifth Street, N.W., Washington,
D.C. 20439. The Commission maintains a website which you can access at http://www.sec.gov that contains reports, proxy, other information statements and other information regarding issuers that file electronically.

We do not anticipate that future annual reports will be voluntarily delivered to our security holders; however, we will provide at no cost to each security holder copies of our annual report which will include audited financial statements. Also, we will provide, at no cost to each person who has received a prospectus, a copy of any information that is incorporated herein by reference.
To request such information, call (801) 582-9609 or write to:

                  Ruairidh Campbell
                  Montana Mining Corp.
                  1403 East 900 South
                  Salt Lake City
                  Utah 84105
                                       27




Board of Directors Committees

The board of directors has not yet established an audit committee or a compensation committee. An audit committee typically reviews, acts on and reports to the board of directors with respect to various auditing and accounting matters, including the recommendations and performance of independent auditors, the scope of the annual audits, fees to be paid to the independent auditors, and internal accounting and financial control policies and procedures.
Certain stock exchanges currently require companies to adopt formal written charter that establishes an audit committee that specifies the scope of an audit committees responsibilities and the means by which it carries out those responsibilities. In order to be listed on any of these exchanges, we will be required to establish an audit committee.

The board of directors have not yet established a compensation committee.
Directors currently are not reimbursed for out-of-pocket costs incurred in attending meetings and no director receives any compensation for services rendered as a director. It is likely that we will adopt a provision for compensating directors in the future.


DESCRIPTION OF PROPERTY

We have an option to explore and, if feasible, explore a certain tract of land located in the vicinity of Helena, Montana, known as the Dobler Mine property.
The Dobler Mine property is a gold/silver/ lead bulk tonnage prospect consisting of approximately eighty (80) acres of fee simple land and the mineral rights to approximately two hundred and eighty (280) surrounding acres. The land in fee simple and mineral rights are registered to Monument Resources, Inc.

We currently maintain office space in a residential structure owned by Ruairidh
Campbell, for which we have no lease and are obligated to pay no rent. This address is 1403 East 900 South, Salt Lake City, Utah 84105 and the phone number is (801) 582-9609. We do not believe that we will need to obtain additional office space at any time in the foreseeable future until such time as our exploration efforts are deemed successful and the decision is made to proceed with the development of the property.


PLAN OF OPERATION

The following plan of operation should be read in conjunction with the Financial
Statements and accompanying notes and the other financial information appearing elsewhere in this registration statement. Also, due to our limited operating history, the financial information presented is audited for the period December
7, 1999, our date of inception, to December 31, 2001 and unaudited for the period ending September 30, 2002. Our fiscal year end is December 31.

This registration statement contains forward-looking statements, the accuracy of which involve risks and uncertainties. Words such as "anticipates," "believes,"
"plans," "expects," "future," "intends" and similar expressions are used to identify forward-looking statements. This registration statement also contains forward-looking statements attributed to certain third parties relating to the prospect of exploring an economically feasible ore body on the Dobler Mine property. The selling security holders should not place undue reliance on these forward-looking statements, which apply only as of the date of this registration statement. Montana's actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by Montana described in "Risk Factors" and elsewhere in this registration statement. The following discussion and analysis should be read in conjunction with Montana's Financial Statements and Notes thereto and other financial information included elsewhere in this prospectus.


                                       28




Results of Operations

During the period from December 7, 1999 through September 30, 2002, Montana has engaged in no significant operations other than organizational activities, the execution of an option purchase agreement for the purpose of exploring the Dobler Mine property and preparation for registration of its securities under the Securities Act. We did not receive revenue during this period.

For the current fiscal year, we anticipate incurring a loss as a result of organizational expenses, accounting costs, expenses associated with registration under the Securities Act, expenses associated with maintaining our registration under the Exchange Act and expenses associated with initiating our exploration program. We do not anticipate generating any revenues until such time as our exploration efforts are determined successful, otherwise, we may continue to operate at a loss.

Our intention is to explore the Dobler Mine property for the purpose of identifying economically recoverable mineralization that might lead to the production of precious metals.

Net Loss

For the period from December 7, 1999 to September 30, 2002, we recorded an operating loss of $34,932 This lack of profitability is attributable to general and administrative expenses of $19,932 associated with a start up venture and $15,000 attributable to our option agreement. We did not generate any revenues during this period. There can be no assurance that we will ever achieve profitability or that a stream of revenue can be generated and sustained in the future.

Capital Expenditures

We expended no amounts on capital expenditures for the period from December 7, 1999 to June 30, 2002. On September 1, 2002, Montana expended $15,000 pursuant to the terms of the option purchase agreement with Monument Resources, Inc. in order to obtain an option to explore and purchase the Dobler Mine property.

Liquidity and Capital Resources

At September 30, 2002, we had current assets of $83,702 and total assets of $83,702. These assets consist of $83,702 cash on hand. Net stockholders' equity in Montana was $74,450 at September 30, 2002. Montana is in the exploration stage and, since inception, has experienced significant changes in liquidity, capital resources and shareholders' equity.

Cash flow  provided  from the  issuance of common  stock was  $104,375  for the period from  December 7, 1999 to  September  30,  2002.  On December 10, 1999, a
total of 1,000,000  pre-reverse shares of common stock were issued for cash. The shares were issued at $0.001,  and we received  $1,000.  On December 15, 1999, a total of 37,500  pre-reverse  shares of common  stock were issued for cash.  The shares were issued at $0.01, and we received $375. On March 28, 2001, a total of
520,000 pre-reverse shares of common stock were issued for cash. The shares were issued at $0.006, and we received $3,000. Cash flow provided from the receipt of related party loans was $2,500 for the period from December 7, 1999 to September
30, 2002.  The loan is unsecured,  non-interest  bearing and has no certain date for repayment. Organizational expenses were funded by these financing activities
and  expensed  to  operations.   On  August  26,  2002,  a  total  of  5,000,000
post-reverse shares of common stock were issued for cash. The shares were issued at $0.02, and we received $100,000.


                                       29





Our current assets are sufficient to conduct our plan of operation over the next eighteen (18) months. Should our cash requirements over the period exceed our current assets, Montana would be forced to seek a loan or other source for operational funding. Our major shareholders would be the most likely source of such funding but none have made any commitment for future investment.

We believe that Montana has sufficient capital to satisfy contemplated cash requirements for at least eighteen (18) months following the effective date of this offering. In the event that this projection proves to be inaccurate, we could be required to seek funding to continue operations. Montana has no current commitments or arrangements with respect to, or immediate sources of funding.
Further, no assurances can be given that funding, if needed, would be available or available to Montana on acceptable terms. Our inability to obtain funding, if required, would have a material adverse affect on Montana's operations. Although we have no obligation or commitment from any shareholder to provide funding to ensure that Montana continues as a going concern, based upon historical support, Montana does anticipate that should the need for additional funding arise, that its shareholders would continue to support the company in the form of loans or equity placements.

Operational Milestones

We intend to embark on a three phase exploration program as described in the "Description of Property" section in an attempt to determine the economic feasibility of developing the Dobler Mine prospect for the extraction of precious metals. We must explore the Dobler Mine property to determine the presence of minerals, if any, that exist on our property. Should our exploration efforts determine mineralization, we must then determine whether these metals exist in sufficient quantity to economically justify future extraction and processing.

We make no claim at this time that any precious metals exist on the Dobler Mine property.

We do not expect to receive revenues within our first 12 months of operation or ever, should we fail to identify precious metals in an amount economically feasible to extract. However, should we discover precious metals that could be favorably extracted under economically attractive terms, we would still not expect revenues until after the completion of our three phase exploration program.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as disclosed below, no director, executive officer, nominee for election as a director of Montana, an owner of five percent of more of Montana's outstanding shares, or any member of their immediate family, has entered into any related transaction.

Montana's promoters, meaning the people who originally organized the company, include Ruairidh Campbell. The only things of value Mr. Campbell has received from Montana have been the following:

         o 500,000 (pre-reverse split) shares of common stock, for which he paid
         $500 cash, representing a pre-reverse split purchase price of $0.01 per share

         o 2,500,000 (pre-reverse split) shares of common stock, valued at $0.001 or par value for services rendered.

These transactions are further detailed in the following paragraphs.

On December 10, 1999, Montana issued 500,000 (pre-reverse split) shares of common stock at $0.001 for a total of $500 to Ruairidh Campbell. Mr. Campbell was an officer and director at the time of issuance.


                                       30




On January 12, 2000, Montana issued 2,500,000 (pre-reverse split) shares of common stock, valued at $0.001 or par value for services rendered in connection with the formation of Montana and the drafting of Form 10-SB documentation for submission to the Commission. Mr. Campbell was an officer and director at the time of issuance.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public trading market exists for Montana's securities. Montana has no common equity subject to outstanding purchase options or warrants. Montana has no securities convertible into its common equity. Montana has no common equity that can be sold pursuant to Rule 144 under the Securities Act. Except for this offering, there is no common equity that is being, or has been publicly proposed to be, publicly registered by Montana.

As of January 24, 2003, there were 6,312,900 shares of common stock outstanding, held by one hundred and eighteen (118) shareholders of record. Upon effectiveness of this registration statement, 6,312,900 shares of Montana will be eligible for sale, subject to the resale rules related to officers, directors and affiliate shareholders as mandated by the Securities Act.

Montana has not paid any dividends on its common stock and does not expect to declare or pay any dividends on its common stock in the foreseeable future.
Payment of any dividends will depend upon Montana's future earnings, if any, its financial condition, and other factors as deemed relevant by the board of directors.

                             EXECUTIVE COMPENSATION

The following table provides summary information for the period from December 7, 1999 to December 31, 2001 concerning all compensation, either cash or non-cash, paid or accrued by Montana to or on behalf of the chief executive officer and the president of Montana. No officer or employee of Montana received a total salary and bonus exceeding $100,000 during the periods reflected.

SUMMARY COMPENSATION TABLE


                                      Annual Compensation                              Long Term Compensation
                                                                              Awards              Payouts
                                                                                   Securities
                                                                    Restricted      Underlying
                                                    Other Annual      Stock          Options           LTIP          All Other
     Name and                  Salary     Bonus     Compensation     Award(s)         SARs           payouts       Compensation
Principal Position    Year       ($)       ($)          ($)            ($)             (#)             ($)              ($)


Ruairidh Campbell     2001            -         -                -            -                -               -                 -
President, Secretary,
Chief Financial
Officer, Director
Ruairidh Campbell,    2000            -         -                -   2,500,000*                -               -                 -

                                                                                                  --------------
Ruairidh Campbell     1999            -         -                -            -                -               -                 -


* The 2,500,000 shares were reverse split on July 17, 2002 on a one for five
(1:5) basis.

                                       31





As of January 24, 2003, no officer or director of Montana has received any form of compensation for services rendered on our behalf, neither has any form of compensation accrued to any officer or director for such services. Although there is no current plan in existence, it is possible that we will adopt a plan to pay or accrue compensation to our officers and directors for services related to the implementation of our business plan. We have no stock option, retirement, incentive, defined benefit, actuarial, pension or profit- sharing programs for the benefit of directors, officers or other employees, but the board of directors may recommend adoption of one or more such programs in the future. We have no employment contract or compensatory plan or arrangement with any executive officer of Montana. Our directors currently do not receive any cash compensation for their service as members of the board of directors. There is no compensation committee, and no compensation policies have been adopted.


          CHANGES IN AND DISAGREEMENTS WITH ACCOUNTS OF ACCOUNTING AND
                              FINANCIAL DISCLOSURE

On November 6, 2000, Montana terminated its relationship with Tanner + Co.
("Tanner"), the principal accountant previously engaged to audit our financial statements. Effective November 9, 2000, Montana retained Jones Simkins LLP
("Jones") as the principal accountants to replace Tanner. The Montana's audit committee and board of directors approved the change of accountants from Tanner to Jones. The audit report of Tanner on Montana's financial statements for the fiscal year ending December 31, 1999 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except such reports were modified to include an explanatory paragraph for a going concern uncertainty.

In connection with the audits of the fiscal year ending December 31, 1999 and the subsequent interim periods through November 6, 2000, the date of termination, Montana had no disagreements with Tanner on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures. Had there been any disagreements that were not resolved to their satisfaction, such disagreements would have caused Tanner to make reference in connection with their opinion to the subject matter of the disagreement. In addition, during that time there were no reportable events (as defined in Item 304(a)(1)(iv) of Regulation S-B). During the fiscal year ending
December 31, 1999, and the subsequent interim period through November 6, 2000, the date of termination, and prior to such appointment, Montana did not consult with Jones regarding the application of generally accepted accounting principles to a specific transaction, either proposed or completed, or the type of audit opinion that might be rendered on Montana's financial statements. Since there were no disagreements or reportable events (as defined in Item 304(a)(2) of Regulation S-B), Montana did not consult Jones in respect to these matters during that time. Montana provided Tanner with a copy of this report prior to filing it with the Commission. Montana requested that Tanner furnish it with a letter to the Commission stating whether Tanner agrees with the above statements. A copy of that letter dated November 9, 2000 was attached as Exhibit
1 to Montana's Form 8-K filed with the Commission on November 9, 2000.

                                       32









                              MONTANA MINING CORP.
                       (Formerly Aswan Investments, Inc.)
                         (An Exploration Stage Company)

                              FINANCIAL STATEMENTS

                           December 31, 2001 and 2000


































                                                            MONTANA MINING CORP. (FORMERLY ASWAN INVESTMENTS, INC.)
                                                                                     (An Exploration Stage Company)

                                                                                                              INDEX


-------------------------------------------------------------------------------------------------------------------

         Page

Independent Auditor's Report                                                                                    F-2

Balance Sheets                                                                                                  F-3

Statements of Operations                                                                                        F-4

Statements of Stockholders' (Deficit) Equity                                                                    F-5

Statements of Cash Flows                                                                                        F-6

Notes to Financial Statements                                                                                   F-7















                                       F-1




INDEPENDENT AUDITORS' REPORT

To the Stockholders' and
Board of Directors of
Montana Mining Corp. (formerly Aswan Investments, Inc.)

We have audited the accompanying balance sheets of Montana Mining Corp.
(formerly Aswan Investments, Inc.) (an exploration stage company), as of December 31, 2001 and 2000 and the related statements of operations, stockholders' (deficit) equity, and cash flows for the years then ended and the cumulative amounts since inception. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Montana Mining Corp. (formerly
Aswan Investments, Inc.) (an exploration stage company), as of December 31, 2001 and 2000 and the results of its operations and its cash flows for the years then ended and the cumulative amounts since inception, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's revenue generating activities are not in place and the Company has incurred a loss. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

JONES, SIMKINS LLP
Logan, Utah
February 1, 2002











                                       F-2


                             ASWAN INVESTMENTS, INC.
                             -----------------------
                          (A Development Stage Company)
<
                                 BALANCE SHEETS
                                                                  September 30                December 31,
                                                                      2002       -------------------------
                                 ASSETS                              (Unaudited)         2001         2000
                                 ------                                             (Audited)    (Audited)
                                                                                 ------------  -----------

Current assets:
  Cash and cash equivalents                                         $     83,702           65          571
     Total current assets                                           $     83.702           65          571
                                                                                 ============  ===========


        Total Current assets                                        $     83,702           65           571



LIABILITIES AND STOCKHOLDERS' (DEFICIT)
EQUITY

Current liabilities:
  Accounts payable                                                  $      6,752        3,089        2,730
  Related party payable                                                    2,500        2,500        2,500
                                                                                 ------------  -----------
     Total current liabilities                                            9,252         5,589        5,230
                                                                                 ============  ===========

Stockholders' (deficit) equity:
    Preferred stock, $.001 par value, 5,000,000 shares authorized
            no shares issued and outstanding                                          -                   -
    Common stock, $.001 par value, 45,000,000 shares authorized
            1,312,900 and 1,208,900 shares issued and outstanding,
            resp.                                                         6,313         1,313        1,209
    Additional  paid-in capital                                          103,069        8,069        5,173
    Deficit accumulated during the development stage                    (34,932)     (14,906)     (11,041)
                                                                                 ============  ===========

     Total stockholders' (deficit) equity                                74,450       (5,524)      (4,659)
                                                                                 ============  ===========

     Total liabilities and stockholders' (deficit) equity           $     83,702           65          571
                                                                                 ============  ===========


                      See notes to the financial statements




                                       F-3






<

                              MONTANA MINING CORP.
                       (Formerly Aswan Investments Inc.)
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS


                                            Nine Months Ended                  Years Ended
                                              September 30,                    December 31,
                                          2002              2001             2001              2000             Cumulative
                                      (Unaudited)       (Unaudited)       (Audited)        (Audited)             Amounts

Revenue                              $     -                -                  -                -                        -

Exploration costs                       15,000              -                  -                -                   15,000
General and administrative costs         5,026            3,299              3,865            10,131                19,932

          Loss before income taxes      (20,026)         (3,299)           (3,865)           (10,131)              (34,932)


Provision for income taxes                 -                 -                -                  -                       -

               Net loss              $ (20,026)          (3,299)           (3,865)           (10,131)              (34,932)


Loss per common share -              $     (.01)                -              -                 (.01)
 basic and diluted

Weighted average common shares -
   basic and diluted                  1,954,000       1,295,000         1,300,000         1,179,000



                      See notes to the financial statements



                                       F-4





<
                             ASWAN INVESTMENTS, INC.
                         (A Developmental Stage Company)
                  STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY
 December 7, 1999 ( Date of Inception) to December 31, 2001(Audited and Nine months
                      Ended September 30, 2002 (Unaudited)
                                                                                                                Deficit
                                                                                                              Accumulated
                                                                                              Additional       During the
                                          Preferred Stock              Common Stock            Paid-in        Development
                                      ------------------------------------------------------
                                       Shares        Amount        Shares         Amount       Capital       Stage            Total
                                      ----------   ----------  --------------   ----------  --------------  ------------  ---------
Balance at December 7, 1999 (date of
inception)                                     0            0               0            0               0             0          0

Issuance of common stock for:
      Cash                                     0            0         114,500          115             795             0        910
      Stock subscription receivable            0            0          93,000           93             372             0        465
Net loss                                       0            0               0            0               0         (910)      (910)
                                      ------------ ---------- ---------------------------- ---------------- ------------- ---------

Balance at December 31, 1999                   0            0         207,500          208           1,167         (910)        465

Issuance of common stock for services          0            0       1,001,400        1,001           4,006             0       5,007
Net loss                                       0            0               0            0               0       (10,131)   (10,131)
                                      ------------ ---------- ---------------------------- ---------------- ------------- ---------

Balance at December 31, 2000                   0            0       1,208,900        1,209            5,173      (11,041)    (4,659)

Issuance of common stock for cash              0            0         104,000          104           2,896             0       3,000
Net loss                                       0            0               0            0               0       (3,865)     (3,865)
                                      ----------   ----------  --------------   ----------  --------------  ------------  ----------

Balance at December 31, 2001                   0            0       1,312,900        1,313           8,069      (14,906)     (5,524)

Issuance of common stock for cash              0            0       5,000,000        5,000          95,000             0     100,000
Net loss (Unaudited)                           0            0               0            0               0       (20,026)   (20,026)
                                      ----------   ----------  --------------   ----------  --------------  ------------  ----------

Balance at September 30, 2002 (Unaudited)      0  $         0       6,312,900   $     6,313 $      103,069  $    (34,932) $ (74,450)



                                       F-5




<

                                               ASWAN INVESTMENTS, INC.
                                               -----------------------
                                            (A Development Stage Company)
                                              STATEMENTS OF CASH FLOWS
                                       Years Ended December 31, 2001 and 2000

                                              Nine Months Ended                    Years Ended
                                                September 30,                       December 31,
                                               2002              2001          2001              2000             Cumulative
                                            (Unaudited)       (Unaudited)     (Audited)        (Audited)             Amounts

Cash flows from operating activities:
    Net loss                                 $   (20,026)       (3,299)        (3,865)           (10,131)             (34,932)
    Adjustments to reconcile net loss to
    net cash used in operating activities
          Stock compensation expense                   0            0              0               5,007                5,007
          Increase in accounts payable             3,663         (191)           359               2,730                6,752
                                                ---------      -------      ----------         ----------            --------
         Net cash used in operating
activities                                       (16,363)       (3,490)        (3,506)             (2,394)           (23,173)
                                                ===============    ================      =================        ===========

Cash flows from investing activities                   -           -               0                   0                   -
                                                ===============    ================      ==================         =========


Cash flows from financing activities:
   Increase in related party payable                    0           0               0               2,500               2,500
   Decrease in stock subscription
receivable                                              0           0               0                 465                 465
   Issuance of common stock                       100,000       3,000           3,000                   0             103,910
                                                ---------------    ----------------      ----------------------------
          Net cash provided by financing
activities                                        100,000       3,000           3,000               2,965             106,875
                                                ===============    ================      ============================
          Net increase in cash                     83,637       (490)           (506)                  571             83,702

Cash, beginning of period                              65         571             571                    0                  0
                                                ---------------    ----------------      ----------------------------

Cash, end of period                          $     83,702          81              65                  571             83,702
                                                ===============    ================      ============================

>

                                       See notes to the financial statements




                                       F-6











                              MONTANA MINING CORP.
                       (Formerly Aswan Investments, Inc.)
                         (An Exploration Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2001 and 2000

Note 1 - Organization and Summary of Significant Accounting Policies

Organization

The Company was organized under the laws of the State of Nevada on December 7, 1999 (date of inception). The Company proposes to seek business ventures that will allow for long-term growth. Further, the Company is considered an exploration stage company as defined in SFAS No. 7 and has not, thus far, commenced planned principal operations.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

Income Taxes

Deferred income taxes are provided in amounts sufficient to give effect to temporary differences between financial and tax reporting, principally related to net operating loss carry forwards.

Earnings Per Share

The computation of basic earnings per common share is based on the weighted average number of shares outstanding during the period.

The computation of diluted earnings per common share is based on the weighted average number of shares outstanding during the period plus the common stock equivalents which would arise from the exercise of stock options and warrants outstanding using the treasury stock method and the average market price per share during the period. Common stock equivalents are not included in the diluted earnings per share calculation when their effect is antidilutive. The
Company does not have any stock options or warrants outstanding at December 31, 2001 and 2000.

Concentration of Credit Risk

The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Actual results could differ from those estimates.



                                       F-7




                              MONTANA MINING CORP.
                       (Formerly Aswan Investments, Inc.)
                         (An Exploration Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2001 and 2000

Unaudited Information

In the opinion of management, the accompanying unaudited financial statements contain all adjustments (consisting only o f normal reoccurring items) necessary to present fairly the financial position, results of operation, stockholder's equity, and cash flows for the Company as of September 30, 2002 and 2001 and for a nine month period ended.

Note 2 - Going Concern

As of December 31, 2001, the Company's revenue generating activities are not in place, and the Company has incurred a loss for the year then ended. These factors raise substantial doubt about the Company's ability to continue as a going concern.

Management intends to seek additional funding through business ventures. There can be no assurance that such funds will be available to the Company, or available on terms acceptable to the Company.

Note 3 - Income Taxes

The difference between income taxes at statutory rates and the amount presented in the financial statements is a result of the following:


                                                          Years Ended
                                                          December 31,                           Cumulative
                                                                                               ------------
                                                   2001                  2000                       Amounts
                                                   ----                  ----                       -------

Income tax benefit at statutory rate        $        -                    2,000                       2,000
Change in valuation allowance                        -                  (2,000)                     (2,000)

                                            $         -                              -                  -
                                                  ==========               =============            =======

Deferred tax assets are as follows at December 31:

                                                            2001                      2000
                                                            ----                      ----

Operating loss carry forwards                        $      2,000                    2,000
Valuation allowance                                        (2,000)                 (2,000)
                                                     $      -                            -
                                                          =======                   ======

The Company has net operating loss carry forwards of approximately $15,000, which begin to expire in the year 2019. The amount of net operating loss carry forwards that can be used in any one year will be limited by significant changes in the ownership of the Company and by the applicable tax laws which are in effect at the time such carry forwards can be utilized.




                                       F-8




                              MONTANA MINING CORP.
                       (Formerly Aswan Investments, Inc.)
                         (An Exploration Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2001 and 2000

Note 4 - Supplemental Cash Flow Information

The Company paid interest in the amount of $48 and $5 for the years ended
December 31, 2001 and 2000, respectively.

No amounts have been paid for income taxes since inception.

Note 5 - Fair Value of Financial Instruments

The Company's financial instruments consist of cash and payables. The carrying amount of cash and payables approximates fair value because of the short-term nature of these items.

Note 6 - Stock Plan

The Company has adopted a benefit plan (the Plan). Under the Plan, the Company may issue shares of the Company's common stock or grant options to acquire the Company's common stock from time to time to employees, directors, officers, consultants or advisors of the Company on the terms and conditions set forth in the Plan. In addition, at the discretion of the Board of Directors, stock may from time to time be granted under this Plan to other individuals, including consultants or advisors, who contribute to the success of the Company but are not employees of the Company.

As of December 31, 2001 and 2000, no stock options had been issued under this plan.

Note 7 -Related Party Transactions

At December 31, 2001 and 2000, the Company has a related party payable of $2,500 due to an officer of the Company. The payable is unsecured, non-interest bearing and due on demand.




















                                       F-9




                              MONTANA MINING CORP.
                       (Formerly Aswan Investments, Inc.)
                         (An Exploration Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2001 and 2000

Note 8 - Recent Accounting Pronouncements

In July 2001, the Financial Accounting Standards Board issued Statement of
Financial Accounting Standards No. 141, Business Combinations and No. 142,
Goodwill and Other Intangible Assets. The statements eliminate the pooling-of-interests method of accounting for business combinations and require that goodwill and certain intangible assets not be amortized. Instead, these assets will be reviewed for impairment annually with any related losses recognized in earnings when incurred. The adoption of these statements is not expected to have a material effect on the Company's financial position or results of operations.

In June 2001, the Financial Accounting Standards Board issued Statement of
Financial Accounting Standards No. 143, Accounting for Asset Retirement
Obligations (SFAS 143). This Statement requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. Management does not expect the adoption of SFAS 143 to have a significant impact on the financial position or results of operations of the Company.

Note 9 - Reverse Common Stock Split (Unaudited)

Effective July 17, 2002, the Company approved a 1- for-5 reverse common stock split. All common share amounts and per share information have been retroactively adjusted to reflect this common split in the accompanying financial statements.








                                      F-10




Until September 30, 2003, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.




























                                       33




           PART II--INFORMATION NOT REQUIRED IN REGISTRATION STATEMENT

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Montana's articles of incorporation, article 8, filed as exhibit 3(i) hereto, provide that it must indemnify its directors and officers to the fullest extent permitted under Nevada law against all liabilities incurred by reason of the fact that the person is or was a director or officer of Montana or a fiduciary of an employee benefit plan, or is or was serving at the request of Montana as a director or officer, or fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

The bylaws, section 6.09, of Montana, filed as Exhibit 3(ii), provide that it will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of Montana, absent a finding of negligence or misconduct in office. The bylaws also permit it to maintain insurance on behalf of its officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not Montana has the power to indemnify such person against liability for any of those acts.

The effect of these provisions is potentially to indemnify Montana's directors and officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with Montana. Pursuant to Nevada law, a corporation may indemnify a director, provided that such indemnity will not apply on account of:

o acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law o unlawful distributions o any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled.


                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The securities are being registered in connection with the public offering of 6,312,900 shares of our common stock, and all of the following expenses will be born by Montana. The amounts set forth are estimates except for the Commission registration fee:


Expense                                                         Amount to be Paid
-------                                                         -----------------
Commission registration fee                                           $        22
Attorneys' fees and expenses                                                5,000
Accountants' fees and expenses                                              2,500
Transfer agent's and registrar's fees and
expenses                                                                    1,763
Total                                                                     $10,000
                                                                          =======



                                       34




RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of Montana securities without registration since its formation. No such sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities.

On December 10, 1999 the Montana issued 1,000,000 (pre-reverse split) shares of common stock to Ruairidh Campbell (500,000) and Richard Surber (500,000), then officers and directors of Montana, at par value of $0.001 for a total of $1,000.
Montana relied on exemptions provided by Section 4(2) of the Securities Act.
Montana made this offering based on the following factors: (1) the issuance was an isolated private transaction by Montana which did not involve a public offering; (2) there were only two offerees who were officers and directors of Montana on the date of issuance; (3) the offerees committed to hold the stock for at least one year; (4) there were no subsequent or contemporaneous public offerings of the stock; (5) the stock was not broken down into smaller denominations; and (6) the negotiations for the sale of the stock took place directly between the offerees and Montana.

On December 16, 1999, Montana completed a private placement of 37,500
(pre-reverse) shares of common stock to 75 non-U.S. persons at a purchase price of $0.01 per share. Montana relied on exemptions provided by Regulation S of the Securities Act, for the issuance of the 37,500 (pre-reverse) shares of common stock to these non-U.S. persons.

Regulation S provides generally that any offer or sale that occurs outside of the United States is exempt from the registration requirements of the Securities
Act, provided that certain conditions are met. Regulation S has two safe harbors. One safe harbor applies to offers and sales by issuers, securities professionals involved in the distribution process pursuant to contract, their respective affiliates, and persons acting on behalf of any of the foregoing (the
"issuer safe harbor"), and the other applies to resales by persons other than the issuer, securities professionals involved in the distribution process pursuant to contract, their respective affiliates (except certain officers and directors), and persons acting on behalf of any of the forgoing (the "resale safe harbor"). An offer, sale or resale of securities that satisfied all conditions of the applicable safe harbor is deemed to be outside the United
States as required by Regulation S. The distribution compliance period for shares sold in reliance on Regulation S is one year.

Montana has complied with the requirements of Regulation S by having no directed selling efforts made in the United States, by selling only to buyers who were outside the United States at the time the buy orders originated, ensuring that each person is a non-U.S. person with an address in a foreign country and having each person make representation to Montana certifying that he or she is not a U.S. person and is not acquiring the securities for the account or benefit of a U.S. person other than persons who purchased securities in transactions exempt from the registration requirements of the Securities Act; and also agrees only to sell the securities in accordance with the registration provisions of the Securities Act or an exemption therefrom, or in accordance with the provisions of Regulation S.

On January 12, 2000, Montana issued 5,007,000 (pre-reverse) shares of common stock to Ruairidh Campbell (2,500,000), Richard Surber (2,500,000), Susan
Santage (5,000) and Kevin Schillo (2,000), valued at par ($0.001) for services rendered in reliance upon the exemptions provided by Section 4(2) of the Securities Act. Montana made this offering based on the following factors: (1) the issuance was an isolated private transaction by Montana which did not involve a public offering; (2) there were only four offerees who were consultants to, directors or officers of Montana; (3) the offerees committed to hold the stock for at least one year; (4) there were no subsequent or contemporaneous public offerings of the stock; (5) the stock was not broken down into smaller denominations; and (6) the negotiations for the sale of the stock took place directly between the offerees and Montana.


                                       35




On August 26, 2002, Montana completed a private placement of 5,000,000
(post-reverse) shares of common stock to 27 non-U.S. persons and 10 U.S. persons at a purchase price of $0.02 per share. Montana relied on exemptions provided by Regulation S of the Securities Act, for the issuances to non- U.S. persons and
Section 4(2) of the Securities Act, for the issuances to U.S. persons. The offering to U.S. persons was made based on the following factors: (1) the issuance was an isolated private transaction by Montana which did not involve a public offering; (2) there were only ten offerees who were relatives and friends of one of the officers and directors of Montana; (3) the offerees committed to hold the stock for at least one year; (4) there were no subsequent or contemporaneous public offerings of the stock; (5) the stock was not broken down into smaller denominations; and (6) the negotiations for the sale of the stock took place directly between the offerees and Montana.

All stock certificates issued exhibit restrictive legends in accordance with the rules and regulations of the Securities Act.














                                       36




                                                 INDEX TO EXHIBITS

The following exhibits are filed as part of this registration statement.

Exhibit               Page
No.                   No.           Description

3(i)(a)               *             Articles of Incorporation of Montana, formally known as Aswan
                                    Investments, Inc. (incorporated herein by reference from Exhibit No. 3(i)
                                    of Montana's Form 10-SB as filed with the Commission on February 3,
                                    2000).

3(i)(b) * Amendment to Articles of Incorporation filed with the State of Nevada on August 5, 2002 (incorporated herein by reference from Exhibit No. 3(i)(b) of Montana's Form 8-K as filed with the Commission on August 15,
                                    2002).

3(ii)                 *             By-laws of Montana adopted on December 10, 1999 formally known as
                                    Aswan Investments, Inc. (incorporated herein by reference from Exhibit
                                    No. 3(i) of Montana's Form 10-SB as filed with the Commission on
                                    February 3, 2000).

5                     40            Opinion Letter dated November 27, 2002.

10(i)                 *             Option Purchase Agreement between Montana and Monument
                                    Resources, Inc. dated July 19, 2002 (incorporated herein by reference from Montana's Form 10-QSB/A filed with the Commission on
                                    November 8, 2002).

23(i)                 43            Consent of Joseph Anzman, Registered Geophysicist dated November
                                    23, 2002.

23(ii)                44            Consent of Certified Public Accountant dated November 27, 2002.

23(iii)               40            Consent of Counsel (See Exhibit 5).













                                       37




                                  UNDERTAKINGS

Montana hereby undertakes that it will:

o File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

o                     Include any prospectus required by section 10(a)(3) of the Securities Act;

o                     Reflect in the prospects any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

o                     Include any additional or changed material information on the plan of distribution.

o File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

o For determining liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of the registration statement pursuant to Rule
                      424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

o For determining liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of such securities at the time as the initial bona fide offering of those securities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Montana, pursuant to the foregoing provisions, or otherwise, Montana has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In the event a claim for indemnification against such liabilities, other than payment by Montana of expenses incurred or paid by a director, officer or controlling person of Montana in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, Montana will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities
Act and will be governed by the final adjudication of such issue.






                                       38




                                   SIGNATURES

In accordance with the requirements of the Securities Act, Montana certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2/A and authorized this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in Salt Lake
City, Utah, on January 24, 2002.

                                    Montana Mining Corp.



                                    By: /s/ Ruairidh Campbell
                                    Ruairidh Campbell, President



In accordance with the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.






Signature                                   Title                                            Date


                                            President, Chief Financial Officer, and          January 24, 2003
/s/ Ruairidh Campbell                       Director
Ruairidh Campbell



                                            Director                                         January 24, 2003
/s/ Dr. Stewart Jackson
Dr. Stewart Jackson




                                       39




Exhibit 5 and Exhibit 23(iii)

                                 GERALD EINHORN*
                                ATTORNEY- AT- LAW
                          268 West 400 South, Suite 300
                           Salt Lake City, Utah 84101
                       Telephone - (801) 575-8073 Ext. 158
                           Facsimile - (801) 575-8092
                     *Admitted to the State Bar of New York


November 27, 2002


Board of Directors
Montana Mining Corp.
1403 East 900 South
Salt Lake City, Utah 84105

Re: Form SB-2 Registration Statement

Gentlemen:

I have acted as a special counsel for Montana Mining Corp., a Nevada corporation
(the "Company"), in connection with the preparation and filing of a registration statement on Form SB-2 (the "Registration Statement") with the Securities and
Exchange Commission ("the Commission"). This opinion relates to the registration, under Nevada law, of 6,312,900 issued and outstanding shares of the Company's common stock, par value $.001 per share ("Shares"), regarding which the Company has authorized the filing of the Registration Statement. In connection with filing the Registration Statement, you have requested my opinion regarding the legality of the aforementioned Shares, and whether they will, when sold, be legally issued, fully paid and non-assessable under Nevada law.

In preparing this Opinion, I have examined the following:

o The Company's Articles of Incorporation, Amendment to Articles and Bylaws; o
The Registration Statement herein referenced; o The Unanimous Consent and
Resolution, dated November 27, 2002, by the Company's Board of Directors, authorizing registration of the Shares pursuant to the Registration Statement; o
Such other documents as I have deemed necessary for the purposes of this Opinion.

Additionally, I have made such investigations as I have considered necessary and appropriate to form a basis for this Opinion. I expressly exempt from this Opinion any representations as to the completeness, adequacy, accuracy or any other aspect of the financial statements in the Registration Statement.


                                       40




The documentation and representations provided to me by the Company and its duly authorized representatives indicate that the Company is validly organized under the laws of the State of Nevada; the Company's Board of Directors has authorized the filing of the Registration Statement; and that the number of shares to be included in the Registration Statement were available for issuance based upon corporate documentation and on the number of shares actually issued and outstanding. Based on the foregoing, I am of the opinion that the Shares herein referenced have been:

o Duly and validly authorized, in that as of the date of this opinion the number of shares issued is not greater than the number of shares authorized by the certificate of incorporation and that the Shares are of a type that are permitted under the laws of the State of Nevada;

o Legally issued, in that as of the date of this opinion the Company's Board of Directors had duly authorized the issuance of the Shares, and no agreement prevented the Company from issuing the Shares, and the form of stock certificate is proper; and

o Fully paid and non-assessable, in that prior to issuing the Shares, Montana
Mining Corp. received the consideration necessary, which was permissible consideration for the shares offered, and once the purchase price had been paid or services rendered, the recipient of Shares was not liable for any further assessment or call on the Shares.

This opinion is based on and subject to the qualifications and limitations specified below:

o In rendering the opinion that the Shares to be registered pursuant to the Registration Statement are legally issued, fully paid and nonassessable, I assumed that: (1) the Company's Board of Directors has exercised good faith in establishing the value paid for the Shares; (2) all issuances and cancellations of the capital stock of the Company will be fully and accurately reflected in the Company's stock records as provided by the Company's transfer agent; and (3) the consideration, as determined by the Company's Board of Directors, received in exchange for each issuance of common stock of the Company has been paid in full and actually received by the Company before the Shares were issued.

o I have made no independent verification of the facts asserted to be true and accurate by the authorized representatives of the Company. I have assumed that no person or entity has engaged in fraud or misrepresentation regarding the inducement relating to, or the execution or delivery of, the documents reviewed.

o In rendering this opinion I have assumed that all signatures are genuine, that all documents submitted to me as copies conform substantially to the originals, and that all documents have been duly executed on or as of the date represented on the documents.

o I have assumed that the Company is satisfying the substantive requirements of Form SB-2, and I expressly disclaim any opinion regarding the Company's compliance with such requirements, whether they are of federal or state origin, or any opinion as to the subsequent tradeability of any Shares registered pursuant to the Registration Statement.

o This opinion is strictly limited to the parameters contained and referenced herein and is valid only as of the signature date with respect to the same. I assume no responsibility to advise you of any subsequent changes or developments which might affect any aspect of this opinion.


                                       41




Further, this opinion is conditioned upon the Company complying with the pertinent provisions of the Securities Act of 1933 and such "blue sky" and securities laws as may be applicable, including but not limited to the Company's agreement to not accept or solicit any offer for sale of the Shares being registered in this Registration Statement, until such time as the Registration
Statement becomes effective.

I hereby consent to the use of this opinion as an exhibit to the Registration
Statement and to the use of my name therein as special counsel.

Sincerely,


/s/ Gerald Einhorn
Gerald Einhorn
Attorney at Law



































                                       42




Exhibit 23(i)

JOSEPH R. ANZMAN
Consulting Geophysicist
P.O. Box 370526
Denver
Colorado 80237

November 23, 2002

Mr. Ruairidh Campbell
Montana Mining Corporation
1403 East 900 South
Salt Lake City, Utah 84105

Dear Mr. Campbell,

Re: Montana Mining Corporation (the "Company" SB-2 Filing

I refer to the SB-2 Filing of the Company dated December 2, 2002 (the
"Prospectus") relating to the offering of 6, 312,900 common shares in the capital of the Company on behalf of certain selling shareholders.

I prepared a written report dated November 23, 2002, titled "DOBLER MINE
PROPERTY SUMMARY REPORT" ("Report") that has been used and referenced in the preparation of the Prospectus, and I confirm that:

(a) I prepared the Report based only on the review of literature made available to me.

(b) I have no reason to believe that there are any misrepresentations in the information contained in the Prospectus derived from the Report or that are within my knowledge as a result of the literature review made by me in connection with the preparation of the Report.

(c)The section in the Prospectus headed "DESCRIPTION OF BUSINESS" fairly and accurately summarizes information contained in the Report and omits no material information contained in the Report. I hereby consent to the inclusion in the Prospectus of a statement to the effect that I prepared the Report. I consent to the inclusion in the Prospectus of information extracted or summarized from the Report. I consent to the use of the Report in connection with the Prospectus.

Truly yours,

/s/ Joseph R. Anzman
Joseph R..  Anzman

Registered Geophysicist
State of California
License No. 35


                                       43



Exhibit 23(ii)



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



We hereby consent to the use of this Registration Statement on Form SB-2 of our report dated February
1, 2002, relating to the financial statements of Montana Mining Corp. (formally Aswan Investments,
Inc.), and to the reference to our Firm under the caption "Experts" in the Prospectus.





JONES SIMPKINS LLP.

Logan, Utah
January 24, 2003






























                                       44
